EXHIBIT 23(e)


               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


The Board of Directors
GST Telecommunications, Inc.:

We consent to the use of our report over the financial statements of Call America Business Communications Corporation and Affiliates included herein, dated June 25, 1996 in the Registration Statement on Form S-3, dated November 14, 1996 of GST Telecommunications, Inc. and to the references to our firm under the "Experts" heading in the prospectus.


                                         GLENN, BURDETTE PHILLIPS & BRYSON



San Luis Obispo, California
November 14, 1996